UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 3, 2017, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of TE Connectivity Ltd. (“TE Connectivity”), issued $100,000,000 aggregate principal amount of its 3.450% Senior Notes due 2024 (the “New 2024 Notes”) and $400,000,000 aggregate principal amount of its 3.125% Senior Notes due 2027 (the “2027 Notes” and, together with the New 2024 Notes, the “Notes”). The New 2024 Notes were issued as additional debt securities under the Indenture, as defined below, pursuant to which TEGSA previously issued $250,000,000 aggregate principal amount of its 3.450% Senior Notes due 2024 (the “Existing 2024 Notes” and, together with the New 2024 Notes, the “2024 Notes”). The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (Registration No. 333-212771) (the “Registration Statement”). The net proceeds from the sale of the Notes were approximately $497.24 million after deducting the underwriters’ discount but before other expenses, and will be used for general corporate purposes.

The New 2024 Notes are governed by an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of July 31, 2014 (the “Tenth Supplemental Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and the Trustee and an Officer’s Certificate of TEGSA (the “Officer’s Certificate”) delivered in accordance with Section 2.01(b) of the Indenture. The 2027 Notes are governed by the Indenture, as supplemented by the Fourteenth Supplemental Indenture, dated as of August 3, 2017 (the “Fourteenth Supplemental Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith. The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by TE Connectivity (the “Guarantees”). The Notes of each series are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt, including each other series of notes, and senior to any subordinated indebtedness that TEGSA may incur.

Prior to May 1, 2024 (three months prior to the maturity date of the 2024 Notes), TEGSA may redeem the 2024 Notes, in whole or in part, at its option at any time at the make-whole redemption price equal to the greater of 100% of principal amount and a make-whole amount based on a discount rate equal to the Adjusted Redemption Treasury Rate (as defined in the Tenth Supplemental Indenture) plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after May 1, 2024 (three months prior to the maturity date of the 2024 Notes), TEGSA may redeem the 2024 Notes, in whole or in part, at its option at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. TEGSA may also redeem all, but not less than all, of the 2024 Notes in the event of certain tax changes affecting such 2024 Notes.

Prior to May 15, 2027 (three months prior to the maturity date of the 2027 Notes), TEGSA may redeem the 2027 Notes, in whole or in part, at its option at any time at the make-whole redemption price equal to the greater of 100% of principal amount and a make-whole amount based on a discount rate equal to the Adjusted Redemption Treasury Rate (as defined in the Fourteenth Supplemental Indenture) plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after May 15, 2027 (three months prior to the maturity date of the 2027 Notes), TEGSA may redeem the 2027 Notes, in whole or in part, at its option at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. TEGSA may also redeem all, but not less than all, of the 2027 Notes in the event of certain tax changes affecting such 2027 Notes.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and TE Connectivity’s ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If TE Connectivity experiences a change of control and, as a result of that change of control, the Notes of a series are rated below investment grade by at least two of Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. and Fitch Ratings, Ltd. (or the equivalent under any successor rating categories of Standard & Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such series of Notes, TEGSA will offer to repurchase all of the Notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to each series of Notes:

•                  default in the payment of any installment of interest upon such series of Notes, and continuance of such default for a period of 30 days; or

•                  default in the payment of all or any part of the principal of or premium, if any, on such series of Notes; or

•                  default in the performance, or breach, of any covenant or agreement of TE Connectivity or TEGSA in respect of such series of Notes and the related Guarantees (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the Securities and Exchange Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

•                  the Guarantee of such series of Notes shall for any reason cease to be, or shall for any reason be asserted in writing by TE Connectivity or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such Guarantee; or

•                  a court shall enter a decree or order for relief in respect of TEGSA or TE Connectivity in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•                  TEGSA or TE Connectivity shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

•                  an event of default shall happen and be continuing with respect to TEGSA’s or TE Connectivity’s indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or TE Connectivity shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

The foregoing descriptions of the Indenture, the Tenth Supplemental Indenture, the Officer’s Certificate and the Fourteenth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture which was filed as Exhibit 4.1(a) to TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007, to the full text of the Tenth Supplemental Indenture, which was filed as an exhibit to TE Connectivity’s Current Report on Form 8-K dated July 28, 2014, and to the full text of the Officer’s Certificate and the Fourteenth Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, hereto. Each of the foregoing documents is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

The Notes were offered pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 31, 2017, among TEGSA, as issuer, TE Connectivity, as guarantor, and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the several underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. TEGSA sold the New 2024 Notes to the Underwriters at an issue price of 102.942% of the principal amount thereof and the Underwriters offered the New 2024 Notes to the public at a price of 103.542% of the principal amount thereof, in each case, plus accrued interest from August 1, 2017. TEGSA sold the 2027 Notes to the Underwriters at an issue price of 98.574% of the principal amount thereof and the Underwriters offered the 2027 Notes to the public at a price of 99.199% of the principal amount thereof. On July 31, 2017, TE Connectivity issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto. The foregoing document is incorporated by reference herein.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibits 5.1, 5.2 and 5.3 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibit 12.1 hereto the computation of TE Connectivity’s ratio of earnings to fixed charges for the periods presented in the prospectus supplement to the Registration Statement. Such computation is incorporated by reference into the Registration Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of July 31, 2017, among Tyco Electronics Group S.A., TE Connectivity Ltd. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the several underwriters

4.1	Officer’s Certificate of Tyco Electronics Group S.A., dated as of August 3, 2017

4.2

Fourteenth Supplemental Indenture, dated as of August 3, 2017, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (including form of Global Note)

5.1	Opinion of Weil, Gotshal & Manges LLP

5.2	Opinion of Allen & Overy SCS

5.3	Opinion of Bär & Karrer AG

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2	Consent of Allen & Overy SCS (included in Exhibit 5.2 filed herewith)

23.3	Consent of Bär & Karrer AG (included in Exhibit 5.3 filed herewith)

99.1	Press Release dated July 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017

TE CONNECTIVITY LTD. (Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary